UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2023

MULIANG VIAGOO TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-201360	90-1137640
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2498 Wanfeng Highway,

Lane 181 Fengjing Town,

Jinshan District

Shanghai, China 201501

(Address of principal executive offices, including Zip Code)

(86) 21-67355092

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2023, Muliang Viagoo Technology, Inc. (the “Company”) was notified by the Financial Industry Regulatory Authority (“FINRA”) that the Certificate of Amendment to the Company’s Articles of Incorporation, as amended (the “Certificate of Amendment”), filed with the Secretary of State of Nevada on January 31, 2023, to effect a 2-for-1 reverse stock split (the “Reverse Split”) of the Company’s authorized and issued common stock, par value $0.0001 per share (the “Common Stock”), and the Company’s authorized and issued preferred stock par value $0.0001 per share (the “Preferred Stock”), has been approved.

The corporate action was published to FINRA’s daily list on May 12, 2023, and the stock split became effective at the opening of business on May 15, 2023. Beginning with the opening of trading on May 15, 2023, the Company’s Common Stock will trade on OTC Pink on a split-adjusted basis under a new CUSIP number 62525M206. The Common Stock’s new symbol will be MULGD, but will revert to MULG after 20 business days.

As a result of the Reverse Split, every two (2) shares of the Company’s Common Stock will be converted into one (1) share of Common Stock. Every two (2) shares of the Company’s Preferred Stock will be converted into one (1) share of Preferred Stock. No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise be entitled to a fractional share of Common Stock or Preferred Stock will instead receive one full share of the respective stock.

The Reverse Split will reduce the number of authorized shares of the Common Stock from 500,000,000 shares to 250,000,000 shares and reduce the number of authorized shares of the Preferred Stock from 100,000,000 to 50,000,000. The Reverse Split will not change the par values of the Company’s Common Stock or Preferred Stock. The Reverse Split will affect all stockholders uniformly and will not affect any stockholder's ownership percentage of the Company's shares of Common Stock or Preferred Stock (except to the extent that the Reverse Split would result in some of the stockholders receiving one share in lieu of fractional shares).

The foregoing description of the Certificate of Amendment is a summary of the material terms thereof, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed with this report as Exhibit 3.1 and is incorporated herein by reference.

Immediately after the effects of the Reverse Split, the number of issued and outstanding shares of Common Stock will be approximately 9.6 million shares, and the number of issued and outstanding shares of Preferred Stock will be approximately 4.75 million shares.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Amendment to the Articles of Incorporation of Muliang Viagoo Technology Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULIANG VIAGOO TECHNOLOGY, INC.
a Nevada corporation

Dated: May 16, 2023	By:	/s/ Lirong Wang
Chief Executive Officer

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